Exhibit 5.1

              Opinion and Consent of Squire, Sanders, & Dempsy LLP



March 12, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

RE:  LightPath Technologies, Inc.

Dear Ladies and Gentlemen:

         This firm is counsel for LightPath Technologies, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of 1,750,000 shares of the Company's $.01 par value Common Stock (the "Common Stock"), issuable upon conversion of outstanding shares of Series C Preferred Stock and upon exercise of outstanding Class G Warrants and Class H Warrants and 8,490 shares of Class A Common Stock (collectively referred to as the "Securities"), which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. We have acted as counsel for the Company with respect to certain matters in connection with the sale of the Securities and in preparation of the required filings with the Securities and Exchange Commission. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions hereinafter set forth below:

         Based upon the foregoing, it is our opinion that the Securities, when issued will be validly issued, fully paid and nonassessable.


         We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Securities for offer and sale in such states.

                                        Respectfully yours,

                                        /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.

                                        SQUIRE, SANDERS & DEMPSEY L.L.P.